Exhibit 99.3

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated as of April 26, 2016 (this “Agreement”), between KCG Holdings, Inc., as purchaser (“Purchaser”), and the Daniel V. Tierney 2011 Trust, as seller (“Seller”).

RECITALS:

WHEREAS, Seller is the sole owner and holder of 2,720,699 warrants to purchase Class A Common Stock, par value $0.01 per share, of Purchaser (“Warrants”), consisting of (i) 906,899 Class A Warrants, (ii) 906,900 Class B Warrants and (iii) 906,900 Class C Warrants;

WHEREAS, such Warrants are subject to the terms of that certain Warrant Agreement, dated as of July 1, 2013 (the “Warrant Agreement”), between Purchaser and Computershare Shareowner Services LLC, as warrant agent (the “Warrant Agent”);

WHEREAS, Section 1.21 of the Warrant Agreement provides that Purchaser shall have the right to purchase Warrants at such times, in such manner and for such consideration as it and the applicable Warrant holder may deem appropriate; and

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Securities (as defined below), in each case upon the terms and conditions of this Agreement;

NOW THEREFORE, the parties hereby agree as follows:

AGREEMENT:

Section 1. Purchase and Sale of Securities.

(a) Seller hereby agrees to sell, convey, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase from Seller, (i) 906,899 Class A Warrants, (ii) 906,900 Class B Warrants and (iii) 906,900 Class C Warrants (collectively, the “Securities”) for an aggregate purchase price of $5,894,847.83 (the “Purchase Price”).

(b) The closing of the transaction in Section 1(a) (the “Closing”) shall be completed as follows:

(i) As soon as reasonably practicable after the date hereof, Seller shall deliver to the Warrant Agent the certificates evidencing the Securities (the “Original Certificates”), accompanied by stock powers or other appropriate instruments of transfer duly executed to Purchaser’s order and guaranteed by a member of a recognized guarantee medallion program at a guarantee level satisfactory to the Warrant Agent; and

(ii) Simultaneously with the delivery by Seller of the Original Certificates and accompanying stock powers or other appropriate instruments of transfer satisfactory to the Warrant Agent, Purchaser shall deliver to Seller the Purchase Price by wire transfer of immediately available funds to the account specified on Annex A hereto.

Section 2. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

(a) Title to Securities. Seller is the legal and record owner of the Securities being sold by it hereunder, and has good title thereto, free and clear of any claim, lien, pledge, option, charge, security interest or encumbrance of any nature whatsoever, including without limitation any agreements restricting the transferability of the Securities (other than the Warrant Agreement) but excluding any securities law legend appearing on the Securities (collectively, “Encumbrances”), and will transfer such good title to Purchaser, free and clear of any Encumbrance.

(b) Capacity; Execution and Delivery, Etc. Seller, having full legal capacity to do so, has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Neither the execution or delivery of this Agreement by Seller, nor the fulfillment of or compliance with the terms and provisions of this Agreement by Seller, will violate or conflict with the organizational documents of Seller, the terms of any material agreement, instrument, judgment, decree or statute to which Seller is subject or any applicable law.

Section 3. Representations of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

(a) Due Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite power and authority to carry on its business as and where it is now being conducted and to own, lease and operate its properties and assets and is duly qualified and in good standing (to the extent applicable) in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification.

(b) Capacity; Execution and Delivery, Etc. Purchaser, having full legal capacity to do so, has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms. Neither the execution or delivery of this Agreement by Purchaser, nor the fulfillment of or compliance with the terms and provisions of this Agreement by Purchaser, will violate or conflict with the organizational documents of Purchaser, the terms of any material agreement, instrument, judgment, decree or statute to which Purchaser is subject or any applicable law.

(c) Clean Hands. Purchaser is not prompted to purchase the Securities by any material non-public information concerning Purchaser or any of its subsidiaries not otherwise disclosed to Seller.

Section 4. Miscellaneous.

(a) Expenses. Each party will be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.

(b) Assignability. Neither this Agreement nor any right or obligation hereunder shall be assigned, delegated or otherwise transferred (whether voluntarily, by operation of law, by merger, or otherwise) by any party hereto, without the prior written consent of the other party hereto. Any attempted assignment, delegation or transfer in violation of this Section 4(b) shall be void and of no force or effect.

(c) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(d) Governing Law; Submission to Jurisdiction. This Agreement and all matters arising in connection with this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without reference to its choice of law provisions. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE STATE OF NEW YORK AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(e).

(f) Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be amended only by a written instrument duly signed by each party hereto.

(g) Severability. The invalidity of any term or terms of this Agreement will not affect any other term of this Agreement, which will remain in full force and effect.

(h) Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile, email or other electronic means and will be deemed as sufficient as if original signature pages had been delivered.

(j) Further Assurances. Each of the parties hereto agrees, at its own cost and expense, to execute and deliver, or to cause to be executed and delivered, all such instruments (including all necessary endorsements) and to take all such action as the other party may reasonably request in order to (i) effectuate the intent and purposes of, and to carry out the terms of, this Agreement, and (ii) further effect the transfer of legal and record ownership of the Securities to Purchaser.

(k) Specific Performance. The parties hereto acknowledge and agree that: (a) monetary damages could not adequately compensate any party hereto in the event of a breach of this Agreement by any other party, which results in the failure of the transactions contemplated by this Agreement to be consummated, (b) the non-breaching party would suffer irreparable harm in the event of such a breach with such an effect and (c) the non-breaching party shall have, in addition to any other rights or remedies it may have at law or in equity, specific performance and injunctive relief as a remedy for the enforcement of this Agreement. The parties agree not to seek, and agree to waive, any requirement for the securing or posting of a bond in connection with a party seeking or obtaining any relief pursuant to this Section 4(k).

(l) No Other Representations. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2 OR 3 OF THIS AGREEMENT, NO PARTY IS MAKING ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO ANY OTHER PARTY WITH RESPECT TO THE SECURITIES OR PURCHASER.

(m) Notices. All statements, requests and notices delivered hereunder shall be in writing, and if to Purchaser shall be delivered or sent by mail or e-mail transmission to KCG Holdings, Inc., 545 Washington Boulevard, Jersey City, NJ 07310, Attention: John McCarthy, e-mail: jmccarthy@kcg.com; and if to Seller shall be delivered or sent by mail or e-mail transmission to Wicklow Capital, Inc., 53 W. Jackson Boulevard, Suite 1204, Chicago, IL 60604, Attention: Emma Cuadrado, e-mail: [redacted].

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

DANIEL V. TIERNEY 2011 TRUST

By:	/s/ Emma Cuadrado
Name: Emma Cuadrado
Title: Trustee

PURCHASER:

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
Name: John McCarthy
Title: General Counsel